WALDBAUM, CORN, KOFF, BERGER & COHEN, P.C.

                                ATTORNEYS AT LAW
                           303 EAST SEVENTEENTH AVENUE                 TELEPHONE
                                  SUITE 940                         303/861-1166
                           DENVER, COLORADO 80203-1262
DOUGLAS B. KOFF                                                        FACSIMILE
                                                                    303/861-0601



                                  July 2, 1997


SSI Capital Corp.
2901 South Tejon Street
Englewood, Colorado 80110

  Re: Registration Statement on Form S-8 Covering 1,000,000 Shares of Common Stock Reserved for Issuance under the Company's 1997 Stock Plan

Gentlemen:

     We have acted as counsel to SSI Capital Corp., a New York corporation (the "Company"), in connection with a proposed offering by the Company of 1,000,000 shares of common stock, $0.001 par value (the "Common Stock"), reserved for issuance under the Company's 1997 Stock Plan in accordance with the registration provisions of the Securities Act of 1933, as amended.

     In such capacity, we have examined, among other documents, the Registration Statement on Form S-8 expected to be filed by the Company with the Securities and Exchange Commission on or about July 2, 1997 (as the same may be amended from time to time, the "Registration Statement", covering the offering of the Common Stock).

     Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that: (i) the Company is a corporation duly organized and validly existing in good standing under the laws of the State of New York; and (ii) the Common Stock has been legally and validly authorized under the Certificate of Incorporation of the Company, as amended and on receipt of the consideration required by, and when issued in accordance with the descriptions set forth in the Registration Statement, and when approval of the option grants is obtained from the shareholders of the Company in accordance with the provisions of New York law, the Common Stock will constitute duly and validly issued, outstanding, and fully paid and non-assessable securities of the Company.

     We hereby consent to the use of our name and to the references to our firm in the Prospectus forming a part of the Registration Statement, and to the filing of this opinion as Exhibit No. 5 thereto.

                                             Very truly yours,

                                             /S/  WALDBAUM, CORN, KOFF, BERGER
                                                  & COHEN, P.C.
                                             -----------------------------------
                                             Waldbaum, Corn, Koff, Berger
                                              & Cohen, P.C.




5649\564903DK.LO
June 30, 1997